Exhibit 5.2

RODEY, DICKASON, SLOAN, AKIN & ROBB, P. A.

MARK K. ADAMS

BRUCE HALL

JOHN P. SALAZAR

JOHN P. BURTON

CATHERINE T. GOLDBERG

EDWARD RICCO

W. MARK MOWERY

PATRICK M. SHAY

ELLEN T. SKRAK

HENRY M. BOHNHOFF

CHARLES K. PURCELL

ANDREW G. SCHULTZ

SCOTT D. GORDON

NELSON FRANSE

THERESA W. PARRISH

PAUL R. KOLLER

CHARLES J. VIGIL

THOMAS L. STAHL

DAVID W. BUNTING

LESLIE McCARTHY APODACA

JEFFREY M. CROASDELL

SUNNY J. NIXON

JEFFREY L. LOWRY

R. TRACY SPROULS

DONALD B. MONNHEIMER

ALAN HALL

SETH L. SPARKS

LISA CHAVEZ ORTEGA

JOCELYN C. DRENNAN

MICHAEL J. BRESCIA

AARON C. VIETS

KURT B. GILBERT

RICK BEITLER

JUSTIN A. HORWITZ

SANDRA L. BEERLE

JENNIFER L. STONE

VALERIE REIGHARD DENTON

BRENDA M. SAIZ

BRIAN P. BRACK

TODD E. RINNER

CHARLES R. HUGHSON

JOSE R. BLANTON

MICHAEL E. KAEMPER

MARGOT A. HEFLICK

KRYSTLE A. THOMAS

GLENN A. BEARD

ROBERT L. LUCERO

DENISE M. CHANEZ

RICHARD E. HATCH

PERRY E. BENDICKSEN III

TYLER M. CUFF

KEVIN J. BANVILLE

ROBERT J. SANCHEZ

MELANIE B. STAMBAUGH

STEPHEN R. MARSHALL

SHANNON M. SHERRELL

JESSICA R. TERRAZAS

MATTHEW M. BECK

ATTORNEYS AT LAW

SANTA FE OFFICE

119 EAST MARCY STREET, SUITE 200

SANTA FE, NEW MEXICO 87501-2034

P.O. BOX 1357

SANTA FE, NEW MEXICO 87504-1357

WWW.RODEY.COM

TELEPHONE (505) 954-3900

FACSIMILE (505) 954-3942

May 22, 2015

OF COUNSEL

ROBERT M. ST. JOHN

RICHARD C. MINZNER

JO SAXTON BRAYER

DEWITT M. MORGAN

JULIE P. NEERKEN

CHARLES A. SEIBERT III

CYNTHIA A. LOEHR

JOHN N. PATTERSON

DAVID P. BUCHHOLTZ

BERNARD S. RODEY (1856-1927)

PEARCE C. RODEY (1889-1958)

DON L. DICKASON (1906-1999)

WILLIAM A. SLOAN (1910-1993)

JACKSON G. AKIN (1919-2010)

JOHN D. ROBB (1924-2014)

ALBUQUERQUE OFFICE

201 THIRD STREET NW, SUITE 2200

ALBUQUERQUE, NEW MEXICO 87102 P.O. BOX 1888

ALBUQUERQUE, NEW MEXICO 87103

TELEPHONE (505) 765-5900

FACSIMILE (505) 768-7395

WRITER’S DIRECT NUMBER

(505) 954-3903

MADAMS@RODEY.COM

Western Refining Logistics, LP

123 W. Mills Avenue, Suite 200

El Paso, Texas 79901

Re:	Possible Guarantees (collectively, Debt Guarantees) by Western Refining Pipeline, LLC, a New Mexico limited liability company (Guarantor), of debt securities (collectively, Debt Securities) that may be issued from time to time by Western Refining Logistics, LP, a Delaware limited partnership (Company), or by the Company and WNRL Finance Corp., a Delaware corporation, as co-issuers (Co-Issuers), pursuant to the Co-Issuers’ Registration Statement on Form S-3 (Registration Statement) relating to the offering and sale of common units representing limited partnership interests in the Company and certain other securities, including, without limitation, the Debt Securities, and prospectus supplements to the Registration Statement

Ladies and Gentlemen:

We have acted as special New Mexico counsel to the Guarantor for the sole purpose of providing this Opinion Letter with respect to the Debt Guarantees of the Debt Securities. The law (Law) covered by the opinions expressed in this Opinion Letter is limited to the law of the State of New Mexico (State), excluding the laws of the State that relate to securities or taxes. For purposes of this Opinion Letter, Law consists of the statutes and reported appellate judicial decisions of the State, not including local law (Local Law). Local Law consists of the ordinances, administrative decisions and rules and regulations of Indian nations, tribes and pueblos, municipalities, counties, and special political subdivisions.

Documents Reviewed. For purposes of this Opinion Letter, we have examined the following documents (Documents):

1. The Guarantor’s Limited Liability Company Articles of Organization.

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.

May 22, 2015

2. Limited Liability Company Agreement of the Guarantor.

3. Certificate of the Secretary of the Guarantor, dated February 11, 205 (Secretary’s Certificate).

4. Certificate of the State’s Secretary of State dated May 22, 2015 (SOS Certificate) relating to Guarantor’s existence and good standing.

In connection with the opinions expressed herein, we have limited our review to the Documents and have relied, without investigation or analysis, upon information in the Documents. We have not reviewed any other document, including, without limitation, any document referred to or incorporated by reference in any of the Documents. We have assumed that no provision in any document that we have not reviewed is inconsistent with the opinions expressed herein. Except to the extent that information contained in the Documents constitutes a statement, directly or in practical effect, of such opinions, we have relied, without investigation or analysis, upon the information contained in the Documents. We did not participate in the preparation of the Registration Statement or any other offering documents and assume no responsibility for any thereof.

Opinions. Based upon and subject to the foregoing and the Assumptions and Qualifications set forth below, we are of the opinion that:

1. The Guarantor is a limited liability company organized under Law. Based on the SOS Certificate, we confirm that the Guarantor is validly existing and in good standing under Law.

2. The Guarantor has the requisite limited liability company power and authority to guarantee the Debt Securities.

3. The Debt Guaranties, upon being duly authorized by all necessary limited liability company action of Guarantor, executed by an authorized signatory of Guarantor, and delivered by Guarantor, will be validly authorized, executed and delivered.

Assumptions. In rendering the foregoing opinions, we have relied, with your permission and without investigation, upon the following assumptions:

1. The Documents in the form we examined conform in all material respects to authentic originals thereof, which have been fully completed with all necessary and contemplated information, signatures, acknowledgments and attachments. All signatures on the originals are genuine. No original has been or will be altered or amended in any respect material to the opinions expressed herein.

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.

May 22, 2015

2. Each individual who is a signatory to any of the Documents had legal capacity to be a signatory. Each party to any of the Documents other than the Guarantor had and has power and authority to execute, deliver and perform its obligations thereunder.

3. No party to any of the Documents or to any of the transactions contemplated thereby (Transactions) is in violation of any statute, rule or regulation of any governmental agency or authority and each such party is current with all reports and other documents required to be filed with any Indian, municipal, county, state or federal regulatory agency or authority, is in full compliance with all applicable rules and regulations of such agencies and authorities, and is not in default with respect to any order of any court, arbitrator or governmental agency or authority applicable to such party or to its properties.

4. There have been and are no actions, suits, proceedings or investigations pending or threatened against any party to any of the Documents or to any of the Transactions before any court or arbitrator or before or by any governmental agency or authority which, if determined adversely to the interest of any party, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of such party or the ability of such party to perform its obligations.

5. The representations, warranties and factual statements of each party to any of the Documents and to any of the Transactions are and will remain true and accurate in all material respects.

6. The conduct of each party to any of the Documents and to any of the Transactions has complied with all requirements of good faith, fair dealing and conscionability. Each such party has acted in good faith and without notice of any defense against the enforcement of any rights created by any of the Documents or with respect to any of the Transactions. There has been no mutual mistake of fact, misunderstanding, fraud, duress or undue influence. There is no agreement or understanding by any party to any of the Documents or to any of the Transactions, written or oral, and there is no usage of trade, course of conduct or prior dealing, that would in any case define, supplement or qualify the terms of any of the Documents.

7. The Guarantor is a wholly-owned subsidiary of the Company.

Exclusions. This letter and the opinions expressed herein are subject to the following exclusions, exceptions and limitations:

RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.

May 22, 2015

1. The law covered by the opinions expressed herein is limited to the law of the State, without taking into consideration or giving effect to Local Law or to the State’s choice of law principles. We have made no inquiry into the laws of any jurisdiction other then the State. We express no opinion with regard to any securities or tax law of any jurisdiction or as to any law of the United States.

2. We have been engaged on behalf of the Guarantor to review the Documents and to render the opinions expressed herein. We do not represent the Guarantor generally and have not had access to and have not reviewed the limited liability company, management, business or financial records of the Guarantor. We have relied entirely upon the Documents with respect to matters pertaining to limited liability company organization and due limited liability company action.

3. The opinions expressed herein are subject to generally applicable rules of law that may, in the absence of an effective waiver or consent, discharge a guarantor or other secondary obligor to the extent that (i) the underlying obligation is materially modified or (ii) any act or omission by a creditor impairs (A) the value of collateral securing the underlying obligation to the detriment of the Guarantor or other secondary obligator, (B) the Guarantor’s or other secondary obligor’s recourse against the primary obligor, or (C) the suretyship status of the Guarantor or other secondary obligor in any other way that is described in Sections 37 et seq. of Restatement Third, Suretyship and Guaranty (1996).

This Opinion Letter is for the benefit of the Company in connection with the transactions contemplated by the Registration Statement and may be relied upon by the Company and other persons entitled to rely upon the Registration Statement pursuant to applicable federal securities law. We consent to the Company’s filing of this Opinion Letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

/s/ RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.